Exhibit 5.1

May 22, 2026

Aether Holdings, Inc.

110 Charlton Street, Unit RET B

New York, New York 10014

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as counsel to Aether Holdings, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of securities (collectively, the “Securities”) consisting of: (a) shares of common stock, $0.001 par value per share, of the Company (“Common Shares”); (b) shares of serial preferred stock, $0.001 par value per share, of the Company (“Preferred Shares”); (c) debt securities of the Company (“Debt Securities”); (d) warrants to purchase any other Securities (“Warrants”); (e) rights to purchase Common Shares (“Rights”); and (f) units (“Units”) consisting of one or more other Securities, each covered by the Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), as filed with the United States Securities and Exchange Commission (the “Commission”) by the Company on or about the date hereof under the Securities Act of 1933, as amended (the “1933 Act”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The certificate of incorporation of the Company (the “Charter”), filed with the State of Delaware on August 15, 2023, as amended on January 14, 2025;

2. The Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

3. A certificate as to the good standing of the Company, dated as of a recent date;

4. Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

Aether Holdings, Inc.

May 22, 2026

5. A certificate executed by an officer of the Company, dated as of the date hereof;

6. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act; and

7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5. The future approval and issuance, and certain terms, with respect to any of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Delaware General Corporation Law, the Charter, the Bylaws, the Registration Statement and the Resolutions and, with respect to Preferred Shares, (a) the establishment of the terms of such Preferred Shares by the Company in conformity with the Charter and applicable law and (b) the execution, acknowledgement and filing with the Delaware Secretary of State, and the effectiveness of, a certificate of designations to the Charter setting forth the terms of such Preferred Shares in accordance with the Charter and applicable law (such approvals, referred to herein as the “Corporate Proceedings”).

Aether Holdings, Inc.

May 22, 2026

6. Upon the issuance of any Securities that are Common Shares, including Common Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Shares, the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Charter.

7. Upon the issuance of any Securities that are Preferred Shares, including Preferred Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Shares, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Charter, will not exceed the total number of Preferred Shares or the number of shares of such class or series of Preferred Shares that the Company is then authorized to issue under the Charter.

8. Each of the Debt Securities, Warrants, Rights and Units and the agreements governing such securities will be governed by the internal laws of the State of New York.

9. The status of each of Debt Securities, Warrants, Rights and Units as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders.

10. Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Delaware and is in good standing under the laws of the State of Delaware.

2. Upon the completion of all Corporate Proceedings relating to the Common Shares, the issuance of the Common Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Common Shares will be validly issued, fully paid and nonassessable.

Aether Holdings, Inc.

May 22, 2026

3. Upon the completion of all Corporate Proceedings relating to the Preferred Shares, the issuance of the Preferred Shares will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Corporate Proceedings, the Preferred Shares will be validly issued, fully paid and nonassessable.

4. Upon the completion of all Corporate Proceedings relating to the Debt Securities, the issuance of the Debt Securities will be duly authorized, and will constitute valid and binding obligations of the Company.

5. Upon the completion of all Corporate Proceedings relating to the Warrants, the issuance of the Warrants will be duly authorized, and will constitute valid and binding obligations of the Company.

6. Upon the completion of all Corporate Proceedings relating to the Rights, the issuance of the Rights will be duly authorized, and will constitute valid and binding obligations of the Company.

7. Upon the completion of all Corporate Proceedings relating to Securities that are Units, the issuance of the Units will be duly authorized, and will constitute valid and binding obligations of the Company.

The foregoing opinion is limited to the laws of the State of Delaware and, as to the Debt Securities, the Warrants, the Rights, and the Units, the laws of the State of New York, and we do not express any opinion herein concerning United States federal law or any other state law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Delaware, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Delaware, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ Venable LLP